UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                    ________


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                JANUARY 15, 2010
                ________________________________________________
                Date of Report (Date of earliest event reported)


                        AMERICAN EXPLORATION CORPORATION
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


            NEVADA                    333-141060                  98-0518266
____________________________   ________________________      ___________________
(State or other jurisdiction   (Commission File Number)         (IRS Employer
       of incorporation)                                     Identification No.)


                      407 2ND ST SW
                        SUITE 700
                CALGARY, ALBERTA, CANADA                    T2P 2Y3
        ________________________________________           __________
        (Address of principal executive offices)           (Zip Code)


                                 (403) 233-8484
               __________________________________________________
               Registrant's telephone number, including area code


                                       N/A
          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425  under  the  Securities  Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12  under  the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


                                    ________



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SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective on January 15, 2010, the Board of Directors of American Exploration Corporation, a Nevada corporation (the "Company"), authorized the execution of a letter of intent (the "Letter of Intent") with Avere Energy Inc., a Canadian corporation ("Avere Energy"), regarding the Mississippi project area as described below.

Previously effective September 17, 2009, the Board of Directors of the Company authorized the execution of a letter agreement (the "Letter Agreement") with Mainland Resources Inc., a Nevada corporation ("Mainland Resources") to jointly develop contiguous acreage located in Mississippi. In accordance with the terms and provisions of the Letter Agreement: (i) the Company agreed to commit approximately 5,000 net acres and Mainland Resources agreed to commit approximately 8,225 net acres to the project area; (ii) Mainland Resources shall be the operator of the Mississippi Project in accordance with a joint operating agreement; (iii) Mainland Resources agreed to pay 80% of the initial well drilling and completion costs to earn a 51% working interest in the well and the total pooled mineral leases; and (iv) the Company agreed to pay 20% of the initial well drilling and completion costs to earn a 49% working interest in the well and the total pooled mineral leases. In further accordance with the terms and provisions of the Joint Operating Agreement, future costs, including drilling and completions, for oil and gas activities will be split on a 51%/49% basis between Mainland Resources and the Company.

Guggenheim Energy Opportunities, LLC subsequently entered the partnership, participating for 10 per cent of Mainland's working interest (8 percent overall) in the drilling and development of the Mississippi project, to earn a 5.1 percent net interest.

Therefore, in accordance with the terms and provisions of the Letter of Intent, Avere Energy shall enter into a definitive farm-in agreement with the Company whereby Avere agrees to a farm-in on the Company's interest in the Missisippi Project by paying 20% of the total well costs (which is 100% of the Company's capital commitment) to permit Avere Energy to earn a 20% net interest in the Mississippi Project, which is 40.81% of the Company's working interest (the "Avere Energy Earned Interest'). Simultaneously with execution of the Letter of Intent, Avere Energy shall pay to the Company a $75,000 non-refundable deposit, which may be used by the Company in its sole discretion. At closing, Avere Energy shall make a final payment to the Company in the amount of $775,000, subject to TSX Venture Exchange approval. On or before the later of: (i) March 15, 2010; or (ii) the date which is two months prior to the spud of the initial well in the Mississippi Project, Avere Energy shall provide documentation to the Company demonstrating that an additional $2,000,000 raised for the purpose of drilling the Mississippi Project and will be released in accordance with the definitive farm-in agreement and the Mainland-Guggenheim-American Joint Operating Agreement. On or before the later of: (i) April 15, 2010; or (ii) the date which is one month prior to the spud of the initial well in the Mississippi Project, the funds shall be forwarded to the account held by Mainland as operator of the Mississippi Project. Any additional mineral leases acquired within the Mississippi Project area will be offered to Avere Energy at a 20% working interest once Avere Energy has acquired its Earned Interest.

The definitive farm-in agreement and closing of the transactions contemplated thereunder are anticipated to close on February 28, 2010, which closing is subject to the following conditions: (i) execution of a definitive farm-in agreement; (ii) completion of a financing by Avere Energy to raise sufficient funds as described above for the farm-in; and (iii) receipt of the approval of the shareholders of Avere Energy and of the TSX Venture Exchange to the farm-in.


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


SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(A) FINANCIAL  STATEMENTS OF BUSINESS  ACQUIRED.

    Not applicable.

(B) PRO FORMA FINANCIAL INFORMATION.

    Not applicable.

(C) SHELL COMPANY TRANSACTION.

    Not applicable.

(D) EXHIBITS.

    Not applicable.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     AMERICAN EXPLORATION CORP.


Date: January 26, 2010


                                     /s/ STEVEN HARDING
                                     ________________________________________
                                     Name:  Steven Harding
                                     Title: President/Chief Executive Officer


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